EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of ABB Ltd of our report dated February 20, 2003 (except
Note 32 and Note 33, which are as of March 31, 2003) with respect to the financial statements of AB Svensk Exportkredit (Swedish Export Credit Corporation) for the year ended December 31, 2002, which is incorporated by reference in the ABB Ltd Annual Report on Form 20-F for the year ended December 31, 2004.



KPMG BOHLINS AB
/s/ Anders Liner
Authorized Public Accountant


Stockholm, Sweden
October 25, 2005